Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated March 30, 1999, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

REGISTRATION STATEMENTS ON FORM S-8

Name                                     Registration Number     Date Filed

1992 Stock Option Plan (As Amended)      33-19251                January 3, 1997
1997 Stock Option Plan                   33-30357                June 30, 1997
Employee Stock Purchase Plan             33-30173                June 27, 1997

/s/ Ernst & Young LLP

Baltimore, Maryland
March 31, 1999